                                                                  EXHIBIT (d)(1)

                                                                  EXECUTION COPY


                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                              THE SAGE GROUP PLC


                           ISAIAH ACQUISITION CORP.


                                      and


                         INTERACT COMMERCE CORPORATION


                                     dated


                                March 27, 2001

                            Index of Defined Terms
                            ----------------------

Defined Term                                                         Section No.
------------                                                         -----------
Acquisition Agreement.................................................... 5.3(d)
Acquisition Proposal..................................................... 5.1
Admission................................................................ 6.12(b)
Agreement........................................................ Introduction
Appointment Date......................................................... 5.2
Assignee................................................................. 9.10
Assumed Options.......................................................... 2.4(a)
Audit.................................................................... 3.13(b)
Average Premium.......................................................... 6.8(b)
Balance Sheet Date....................................................... 3.9
Benefit Plans............................................................ 3.12(a)
Business Partner Option Plan............................................. 2.4(a)
Business Partner Stock Options........................................... 2.4(a)
Certificate of Merger.................................................... 1.5
Certificates............................................................. 2.2(b)
Closing.................................................................. 1.6
Closing Date............................................................. 1.6
Code..................................................................... 3.12(b)
Common Stock............................................................. 3.3(a)
Commonly Controlled Entity............................................... 3.12(b)
Company.......................................................... Introduction
Company Agreements....................................................... 3.7
Company Board of Directors.......................................... Recitals
Company Disclosure Schedule...................................... Article III
Company Computer Software................................................ 3.17(e)
Company Material Adverse Change.......................................... 3.1(a)
Company Material Adverse Effect.......................................... 3.1(a)
Company SEC Documents.................................................... 3.8
Company Subsidiary....................................................... 3.2(a)
Confidentiality Agreement................................................ 5.3(b)
Contest.................................................................. 8.3(b)
D&O Insurance............................................................ 6.8(b)
DGCL................................................................ Recitals

Defined Term                                                         Section No.
------------                                                         -----------
Director Option Plan..................................................... 2.4
Director Options......................................................... 2.4
Dissenting Shares........................................................ 2.3(a)
Effective Time........................................................... 1.5
Employee Option.......................................................... 2.4
Employee Option Plans.................................................... 2.4
Encumbrances............................................................. 3.3(a)
Environmental Claims..................................................... 3.21
Environmental Laws....................................................... 3.21
ERISA.................................................................... 3.12(b)
ERISA Affiliates......................................................... 6.14
ESPP..................................................................... 2.4(b)
Exchange Act............................................................. 1.1(a)
Financial Statements..................................................... 3.8
Foothill Agreement....................................................... 5.2(h)
Foreign Plans............................................................ 3.12(k)
GAAP..................................................................... 3.8
Governmental Entity...................................................... 3.7
HSR Act.................................................................. 3.7
Indemnified Party........................................................ 6.8(a)
Independent Directors.................................................... 1.3(b)
Initial Expiration Date.................................................. 1.1(a)
Intellectual Property.................................................... 3.17(a)
IP Licenses.............................................................. 3.17(b)
Licensed Products........................................................ 3.28
Materials of Environmental Concern....................................... 3.21
Merger................................................................... 1.4(a)
Merger Agreement................................................ Introduction
Merger Consideration..................................................... 2.1(c)
Minimum Condition........................................................ 1.1(a)
Net Exercise............................................................. 3.3(b)
New Shares............................................................... 6.12(b)
Offer................................................................ Recitals
Offer Documents.......................................................... 1.1(b)
Offer Price.......................................................... Recitals
Offer to Purchase........................................................ 1.1(a)
Option Plans............................................................. 2.4(a)
Options.................................................................. 2.4(a)

Defined Term                                                         Section No.
------------                                                         -----------
Parachute Gross-Up Payment............................................... 3.12(g)
Parent............................................................... Recitals
Paying Agent............................................................. 2.2(a)
Pension Plans............................................................ 3.12(b)
Permitted Encumbrances................................................... 3.9(d)
Person................................................................... 3.3(a)
Piper Jaffray............................................................ 3.24
Possible Withholding Taxes............................................... 8.3(a)
Preferred Stock.......................................................... 3.2(a)
Proxy Statement.......................................................... 1.9(a)(ii)
Purchaser........................................................... Recitals
Purchaser Common Stock................................................... 2.1
Real Property............................................................ 3.15(a)
Regulation M-A........................................................... 1.1(b)
Representatives.......................................................... 5.3(a)
Schedule 14D-9........................................................... 1.2(a)
Schedule TO.............................................................. 1.1(b)
SEC...................................................................... 1.1(b)
Securities Act........................................................... 3.8
Shareholder......................................................... Recitals
Shareholder Agreement............................................... Recitals
Shares.............................................................. Recitals
Special Meeting.......................................................... 1.9(a)(i)
Sprint Warrant........................................................... 2.4(a)
Stock Option Agreement.............................................. Recitals
Subsidiary............................................................... 3.2(a)
Superior Proposal........................................................ 5.3(b)
Surviving Corporation.................................................... 1.4(a)
Symantec................................................................. 3.1
Symantec License......................................................... 3.30
Tax...................................................................... 3.13(b)
Tax Authority............................................................ 3.13(b)
Tax Returns.............................................................. 3.13(b)
Taxes.................................................................... 3.13(b)
Termination Fee.......................................................... 8.2(b)
Transactions............................................................. 3.4
Voting Debt.............................................................. 3.3(a)
Warrant.................................................................. 3.3(b)

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement" or the "Merger Agreement"), dated March 27, 2001, by and among The
 ---------          ----------------
Sage Group plc, a company organized under the laws of England ("Parent"), Isaiah
                                                                ------
Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (the "Purchaser"), and Interact Commerce Corporation, a
                           ---------
Delaware corporation (the "Company").
                           -------

          WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer (the "Offer") to acquire all shares of the issued and
                        -----
outstanding common stock, par value $0.001, of the Company (the "Shares"), for
                                                                 ------
$12.00 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, referred to herein as the "Offer
                                                                        -----
Price");
-----

          WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company has approved this Agreement and the Merger (as defined in Section 1.4) following the Offer in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein;
 ----

          WHEREAS, the Board of Directors of the Company (the "Company Board of
                                                               ----------------
Directors") has determined that the consideration to be paid for each Share in
---------
the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the Transactions (as defined in Section 3.4) upon the terms and subject to the conditions set forth herein;

          WHEREAS, as a condition and further inducement to Parent and the Purchaser to enter into this Agreement and incur the obligations set forth herein, certain stockholders of the Company (each, a "Shareholder") concurrently
                                                      -----------
herewith are entering into a Shareholder Agreement (each, a "Shareholder
                                                             -----------
Agreement"), dated as of the date hereof, with Parent and the Purchaser, in the
---------
form attached hereto as Exhibit A, pursuant to which each such Shareholder has agreed, among other things, to tender his Shares in the Offer, to grant to Parent the right to purchase his Shares upon payment by Parent of the Offer Price, and to grant Parent a proxy with respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein;

          WHEREAS, as a condition and further inducement to Parent and the Purchaser to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Purchaser and the Company are entering into a Stock Option Agreement in the form of Exhibit B hereto (the "Stock Option Agreement"), pursuant to which, among
                          ----------------------
other things, the Company has granted Parent an option to purchase certain newly-issued shares of Common Stock (as hereinafter defined), subject to certain conditions; and

          WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                             THE OFFER AND MERGER

          Section 1.1 The Offer. (a) Provided that this Agreement shall not have
                      ---------
been terminated in accordance with Section 8.1 and none of the events set forth in Annex I hereto shall have occurred and be continuing, as promptly as practicable, and, in any event, within seven (7) days of the date hereof, the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer to purchase at
                                       ------------
the Offer Price. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares then beneficially owned by Parent or the Purchaser (without giving effect to shares issuable pursuant to the Stock Option Agreement), represents at least a majority of the Shares outstanding on a fully-diluted basis (the "Minimum Condition") and (ii) the other conditions set forth
                    -----------------
in Annex I hereto. Subject to the prior satisfaction or waiver by Parent or the Purchaser of the Minimum Condition and the other conditions of the Offer set forth in Annex I hereto, the Purchaser shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares tendered pursuant to the Offer as soon as Purchaser is legally permitted to do so under applicable law. The obligations of the Purchaser to commence the Offer and accept for payment and pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex I hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") that contains the terms
                                    -----------------
set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex I hereto. The Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price, change the form of consideration payable in the Offer, decrease the number of Shares sought in the Offer, impose additional conditions to the Offer, extend the offer beyond the date that is twenty (20) business days after commencement of the Offer (the "Initial Expiration Date"), except as set forth below, or amend any other
 -----------------------
condition of the Offer in any manner adverse to the holders of the Shares without the prior written consent of the Company (such consent to be authorized by the Company Board of Directors or a duly authorized committee thereof). So long as this Agreement is in effect and the Minimum Condition or any other conditions to the Offer set forth in Annex I have not been satisfied or waived, Purchaser may, without the consent of the Company, extend the expiration date of the Offer for one or more periods of up to ten additional business days each (but in no event shall Purchaser be permitted to extend the expiration date of the Offer beyond the sixtieth business day after the date of this Agreement). So long as this Agreement is in effect and the Minimum Condition and the other conditions to the Offer set forth in Annex I have been satisfied or waived and such conditions shall not apply to any extension pursuant to this sentence, Purchaser may, without the consent of the Company, extend the Offer in accordance with Rule 14d-11 under the Exchange Act Notwithstanding the foregoing, Purchaser may, without the consent of the Company, extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer. Subject to the terms and conditions of the Offer and this Agreement, Purchaser shall accept for payment and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer promptly after the expiration of the Offer (subject to the provisions of Rule 14d-11 under the Exchange Act, to the extent applicable). In addition, the Purchaser may increase the Offer Price and extend the Offer to the extent required by law in connection with such increase, in each case in its sole discretion and without Company's consent.

         (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC"), pursuant to Regulation M-A under the Exchange Act
                 ---
("Regulation M-A"), a Tender Offer Statement on Schedule TO with respect to the
 ---------------
Offer (together with all amendments, supplements and exhibits thereto, the "Schedule TO"). The Schedule TO shall include the summary term sheet required
 -----------
under Regulation M-A and, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent and the
                                         ---------------
Purchaser agree to take all steps necessary to cause the Offer Documents to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and the Purchaser agree to take all steps necessary to (i) ensure that the Offer Documents will comply in all material respects with the provisions of the Exchange Act, the rules and regulations thereunder and other applicable federal securities laws and, (ii) that the Offer Documents shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents. Parent and the Purchaser, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by law. The Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent and the Purchaser agree to provide the Company and its counsel in writing with any comments, whether written or oral, that Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after Parent's or the Purchaser's, as the case may be, receipt of such comments, and any written or oral responses thereto.

          Section 1.2 Company Actions. (a) As soon as practicable after the
                      ---------------
commencement of the Offer, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the "Schedule 14D-9") which shall,
                                                   --------------
subject to the provisions of Section 5.3(c), contain the recommendation referred to in clause (iii) of Section 3.5. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and the Purchaser, on the other hand, agree to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by law. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel in writing with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the Company's receipt of such comments, and any written or oral responses thereto.

          (b) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish the Purchaser with such information and assistance (including, but not limited to, lists of holders of the Shares, updated periodically, and their addresses, mailing labels and lists of security positions) as the Purchaser or its agent may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, shall use such information only in connection with the Offer, and, if this Agreement is terminated, will deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

          Section 1.3 Directors. (a) Promptly upon the purchase of and payment
                      ---------
for any Shares by Parent or the Purchaser which represents at least a majority of the outstanding Shares (on a fully-diluted basis, without giving effect to shares issuable pursuant to the Stock Option Agreement), Parent shall be entitled to elect or designate such number of directors, rounded up to the next whole number, on the Company Board of Directors as is equal to the product of the total number of directors on the Company Board of Directors (giving effect to the directors elected or designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any of their affiliates bears to the total number of Shares then outstanding (on a fully diluted basis without giving effect to shares issuable pursuant to the Stock Option Agreement), provided, however, that in the event the Purchaser accepts Shares for payment and the Minimum Condition is not satisfied, Parent shall not be entitled to designate more than two (2) directors. The Company shall, upon Parent's request, use its reasonable efforts either to promptly increase the size of the Company Board of Directors, including by amending the Bylaws of the Company if necessary so as to increase the size of the Company Board of Directors, or promptly secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected or designated to the Company's Board of Directors, and shall use its reasonable efforts to cause Parent's designees to be so elected or designated at such time. At such time, the Company shall, upon Parent's request, also cause persons elected or designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (i) each committee of the Company Board of Directors, (ii) each board of directors (or similar body) of each Company Subsidiary (as defined in Section 3.2), and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Company Common Stock is listed. The Company's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly upon execution of this

Agreement take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(a), including, but not limited to, mailing to stockholders (together with the Schedule 14D-9) the information required by Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or designated to the Company Board of Directors. Parent or the Purchaser shall supply the Company in writing and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates to the extent required by Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(a) are in addition to and shall not limit any rights that any of the Purchaser, Parent or any of their respective affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (b) In the event that Parent's designees are elected or designated to the Company Board of Directors, then, until the Effective Time, the Company shall cause the Company Board of Directors to have at least three directors who are directors on the date hereof (the "Independent Directors"), provided,
                                       ---------------------    --------
however, that if any Independent Director is unable to serve due to death or disability, the remaining Independent Director(s) shall be entitled to elect or designate another person (or persons) who serves as a director on the date hereof to fill such vacancy, and such person (or persons) shall be deemed to be an Independent Director for purposes of this Agreement. If no Independent Director then remains, the other directors shall designate three persons who are directors on the date hereof (or, in the event there shall be less than three directors available to fill such vacancies as a result of such persons' deaths, disabilities or refusals to serve, such smaller number of persons who are directors on the date hereof) to fill such vacancies and such persons shall be deemed Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, if Parent's designees constitute a majority of the Company Board of Directors after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, then the affirmative vote of a majority of the Independent Directors shall be required to
(i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, if such action would materially and adversely affect holders of Shares other than Parent or Purchaser, (iii) amend the Certificate of Incorporation or Bylaws of the Company if such action would materially and adversely affect holders of Shares other than Parent or Purchaser, or (iv) take any other action of the Company Board of Directors under or in connection with this Agreement if such action would materially and adversely affect holders of Shares other than Parent or Purchaser; provided, however, that if there shall be no Independent Directors as
           --------
a result of such persons' deaths, disabilities or refusal to serve, then such actions may be effected by majority vote of the entire Company Board of Directors.

          Section 1.4 The Merger. (a)  Subject to the terms and conditions of
                      ----------
this Agreement, at the Effective Time (as defined in Section 1.5), the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (i)
                                                  ------
the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving
                                                                  ---------
Corporation."  The Merger shall have the effects set forth in the DGCL.
-----------

          (b) The Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

          (c) The Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          Section 1.5 Effective Time. Parent, the Purchaser and the Company
                      --------------
shall cause an appropriate Certificate of Merger (the "Certificate of Merger")
                                                       ---------------------
to be executed and filed on the Closing Date (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, such time hereinafter referred to as the "Effective Time."
                                --------------

          Section 1.6 Closing. The closing of the Merger (the "Closing") will
                      -------                                  -------
take place at 9:00 a.m., Pacific Standard Time, on a date to be specified by the parties, such date to be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525
 ------------
University Avenue, Palo

Alto, California 94301, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7 Directors and Officers of the Surviving Corporation. The
                      ---------------------------------------------------
directors of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          Section 1.8 Subsequent Actions. If at any time after the Effective
                      ------------------
Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          Section 1.9 Stockholders' Meeting. (a)  If required by applicable
                      ---------------------
law in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as reasonably
                                       ---------------
     practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

               (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement")
                                                             ---------------
     to be mailed to its stockholders;

               (iii) include in the Proxy Statement the recommendation of the Company Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

               (iv) use its reasonable efforts to solicit from holders of Shares proxies in favor of the Merger and take all other action reasonably necessary or advisable to secure the approval of stockholders required by the DGCL and any other applicable law to effect the Merger; provided that the obligations set forth in clauses (iii) and (iv) of this Section 1.9(a) shall be subject to Section 5.3(c).

          (b) Parent agrees to vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

          Section 1.10 Merger Without Meeting of Stockholders.  Notwith-standing
                       --------------------------------------
Section 1.9, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

          Section 2.1 Conversion of Capital Stock. As of the Effective Time, by
                      ---------------------------
virtue of the Merger and without any action on the part of the holders of any Shares or common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):
-----------------------

          (a) Purchaser Common Stock. Each issued and outstanding share of
              ----------------------
Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares
              -----------------------------------------------------
that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly-owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares. Each issued and outstanding Share (other
              --------------------
than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.3)) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest (the "Merger Consideration"). From and after the Effective Time, all
               --------------------
such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest thereon.

          Section 2.2 Exchange of Certificates. (a) Paying Agent. Parent shall
                      ------------------------      ------------
designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") and to receive the funds to
                                 ------------
which holders of Shares shall become entitled pursuant to Section 2.1(c). Prior to the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration. For purposes of determining the amount of Merger Consideration to be so deposited, Parent and the Purchaser shall assume that no stockholder of the Company will perfect any right to appraisal of his, her or its Shares. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

          (b) Exchange Procedures. Promptly after the Effective Time (and in any
              -------------------
event within five (5) business days), the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose shares
                                                    ------------
were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon.

          (c) Transfer Books; No Further Ownership Rights in Shares. At the
              -----------------------------------------------------
Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) Termination of Fund; No Liability. At any time following six
              ---------------------------------
months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 2.3  Dissenting Shares. (a) Notwithstanding anything in this
                       -----------------
Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger
  -----------------
Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

          (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

          Section 2.4  Company Option Plans.
                       --------------------

          (a) Effective as of the Effective Time, each outstanding employee stock option, stock equivalent right or right to acquire Shares (each, an "Employee Option") granted under the Company's 1996 Equity Incentive Plan (the
 ---------------
"Employee Option Plan"), each outstanding non-employee director option to
 --------------------
purchase Shares ("Director Options") granted under the 1999 Non-employee
                  ----------------
Director Stock Option Plan (the "Director Option Plan") and each outstanding
                                 --------------------
business partner option to purchase Shares ("Business Partner Stock Options",
                                             ------------------------------
and collectively with the Employee Options and the Director Options, "Options")
                                                                      -------
granted under the 1998 Business Partner Stock Option Plan (the "Business Partner
                                                                ----------------
Option Plan," and collectively with the Employee Option Plan and the Director
-----------
Option Plan, the "Option Plans"), whether or not then exercisable or vested,
                  ------------
shall be (a) deemed to be 100% vested and exercisable on the date which is thirty days prior to a Change of Control (as defined in the Company's standard form of option award agreement attached as an exhibit to Section 3.3(b) of the Company Disclosure Schedule), and (b) immediately prior to the Effective Time, cancelled and, in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, pay to such holders of Options, an amount in respect thereof equal to the product of (x) the excess, if any, of the Offer Price over the exercise price of each such Option and (y) the number of Shares subject thereto (such payment, if any, to be net of applicable withholding and excise taxes). As of the Effective Time, the Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary (as defined in Section 3.2) shall be cancelled. The Company shall use its best efforts to effectuate the foregoing, including, but not limited to, obtaining all consents necessary to cash out and cancel all Options necessary to ensure that, after the Effective Time, except for the warrant to Sprint Spectrum, Inc., dated August 4, 2000 (the "Sprint Warrant"), no Person shall have any right under the Option Plans or any
 --------------
other plan, program or arrangement with respect to equity securities of the Surviving Corporation or any Subsidiary thereof.


          (b) Effective as of the Effective Time, any Purchase Periods (as defined in the Company's 1999 Employee Stock Purchase Plan (the "ESPP"), then in
                                                                 ----
progress shall be shortened setting a New Exercise Date as of immediately prior to the Effective Time, and any Offering Periods (as defined in the ESPP) then in progress shall end on such New Exercise Date. The Company's Board of Directors shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that (i) the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in
Section 10 of the ESPP, and (ii) immediately prior to the Effective Time, Shares acquired on such exercise will be cancelled and, in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, pay to such participants, an amount in respect thereof equal to the product of (x) the excess, if any, of the Offer Price over the purchase price per Share in such Purchase Periods and (y) the number of Shares acquired by each participant (such payment, if any, to be net of applicable withholding and excise taxes). As of the Effective Time, the ESPP shall terminate.

                                  ARTICLE III

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

          Except as set forth in the schedule of exceptions to the Company's representations and warranties set forth herein, delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company
                                      ---------------------------
represents and warrants to Parent and the Purchaser as set forth below. Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section.

          Section 3.1 Organization. (a) The Company is a corporation duly
                      ------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, or governmental licenses, authorizations, permits, consents or approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Change" or "Company Material
                         -------------------------------      ----------------
Adverse Effect" means any change, event or effect, as the case may be, that is
--------------
materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets or liabilities of the Company or the Company Subsidiaries, taken as a whole, other than (i) changes or effects which are or result from occurrences relating to the economy in general or such entity's industry in general and not specifically relating to such entity, (ii) changes or effects which result from the loss of customers or delay or cancellation or cessation of orders for the Company's products directly attributable to the announcement of this Agreement or stockholder litigation brought or threatened against the Company or any member of its Board of Directors in respect to this Agreement, the Offer or the Merger, (iii) the financial condition and results of operations of the Company set forth on Section 3.1(a) of the Company Disclosure Schedule, or (iv) solely as a result of the decline in the market price of the Shares, or (v) adverse changes, events or effects set forth or described in the Company's annual report on Form 10-K for the period ending December 31, 2000, and includes (i) the Company's ability to consummate each of the Transactions and (ii) any termination, amendment (other than amendments entered into with the prior written consent of Parent), material violation, breach or default (or the occurrence of any condition or event that could reasonably be expected to give rise to any of the foregoing) by any party to, or any diminution of the Company's rights under, the Symantec License (as defined below), including, but not limited to, any violation by the Company of any payment obligations under the Symantec License or any other violation by the Company that would give rise to a right of Symantec to terminate the Symantec License.

          (b) The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 3.2  Subsidiaries and Affiliates. (a) Section 3.2(a) of the
                  ---------------------------
Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. Other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than publicly-traded securities constituting less than five percent of the outstanding equity of the issuing entity. All of the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever ("Encumbrances"), and is validly issued, fully paid and
             ------------
nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any person except the Company. As used in this Agreement, the term "Company Subsidiary" means each
                                               ------------------
Person which is a Subsidiary of the Company. As used in this Agreement, the term "Subsidiary" means with respect to any party, any corporation, partnership or
 ----------
other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership). As used in this Agreement, the term "Person" means a natural
                                                   ------
person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

          (b) Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect. Each such jurisdiction is listed in Section 3.2(b) of the Company Disclosure Schedule, and, except as disclosed on Section 3.2(b) of the Company Disclosure Schedule, such jurisdictions are the only jurisdictions in which the properties owned, leased or operated by each Company Subsidiary or the nature of the business conducted by it makes such qualification or license necessary. The Company has heretofore delivered to Parent complete and correct copies of the Certificate of Incorporation and Bylaws of the Company and each Company Subsidiary, as is presently in effect.

          Section 3.3 Capitalization. (a) The authorized capital stock of the
                      --------------
Company consists of (i) 50,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") and (ii) 20,000,000 shares of preferred stock (the
            ------------
"Preferred Stock"). As of March 22, 2001, 20,362,688 shares of Common Stock
 ---------------
were issued and outstanding. Since March 22, 2001, the Company has not issued any shares of Common Stock other than upon the exercise of Options. As of the date hereof, (i) no shares of Preferred Stock are issued and outstanding, (ii) no Shares are issued and held in the treasury of the Company, and (iii) a total of 2,438,914 shares are reserved for issuance under the Warrants (as defined in
Section 3.3(b)). All of the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company
                                                  -----------
or any Company Subsidiary issued and outstanding. Except as disclosed in this
Section 3.3 or as set forth in Section 3.3(a) of the Company Disclosure Schedule or pursuant to the Stock Option Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any Company Subsidiary or any affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity.

          (b) Section 3.3(b) of the Company Disclosure Schedule sets forth all existing Warrants (each, a "Warrant") to purchase capital stock of the Company,
                            -------
and with respect to each such warrant, the number of shares issuable, and the purchase price payable therefor upon the exercise of each such warrant. The terms of each Warrant, except for the Sprint Warrant, provide that, on or prior to the effective time, pursuant to the terms thereof and without any action by the Company, Parent, Purchaser or the holder thereof, as a result of the Transactions or the Merger, such warrant shall be converted solely into either
(i) the right to receive the Merger Consideration payable in respect of the shares issuable upon the exercise of such Warrant, less the exercise price thereof, or (ii) the right to receive an amount in cash equal to (x) the product of the Merger Consideration multiplied by the number of shares issuable upon the exercise of such Warrant, less (y) the aggregate amount payable upon the full exercise of such warrant (a "Net Exercise") provided that
                                                   ------------
the terms of such Warrant allow for a Net Exercise or other equivalent procedure. In the event that any Warrant provides that, as of the Effective Time, only a portion of such Warrant is exercisable, whether by payment of cash or Net Exercise, then the terms of each such warrant provides that, as of the Effective Time, the unexercisable portion of such Warrant shall be cancelled. After the Effective Time, no Warrant will remain or purport to remain outstanding and convertible into cash, property or securities of any of Parent, Purchaser or the Surviving Corporation

          (c) As of March 9, 2001, the Company had outstanding Options granted under the Option Plans to purchase 4,534,550 shares of Common Stock. Since March 9, 2001, the Company has not granted any Options, either under the Option Plans or otherwise. As of March 9, 2001, the Company had (w) outstanding Options to purchase 4,782 shares of Common Stock granted to former employees of Opis Corporation, (x) outstanding Options granted under the Employee Option Plan to purchase 4,379,674 shares of Common Stock, (y) outstanding Options granted under the Business Partner Option Plan to purchase 29,780 shares of Common Stock, and
(z) outstanding Options granted under the Director Option Plan to purchase 120,314 shares of Common Stock. All of such options have been granted to employees, directors, business partners, advisors or consultants of the Company in the ordinary course of business consistent with past practice. Since January 26, 2001, the Company has not granted any Options to officers or directors of the Company. Section 3.3(c) of the Company Disclosure Schedule sets forth a complete list of outstanding options under the Option Plans outstanding as of March 9, 2001, showing the date of grant, whether or not such Option is an incentive stock option or a non-qualified stock option, the exercise price of each Option, and the number of shares of Common Stock issuable upon exercise of each Option. All options granted under the Option Plans have been granted pursuant to option award agreements in the substantially the form attached as an exhibit to Section 3.3(c) of the Company Disclosure Schedule.

          (d) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Company Subsidiaries.

          (e) Each outstanding Share, Option and Warrant has been issued or granted in a transaction that has been registered under the Securities Act or that has qualified for an exemption from the registration requirements of the Securities

Act and the qualification requirements of any applicable state securities laws. The issuance of Shares upon exercise of each Option or Warrant has been or will be registered under the Securities Act or exempt from the registration requirements of the Securities Act and the qualification requirements of any applicable state securities laws.

          Section 3.4  Authorization; Validity of Agreement; Company Action.
                       ----------------------------------------------------
The Company has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, and has the full corporate power and authority to perform the transactions provided for or contemplated by this Agreement, the Stock Option Agreement and the Shareholder Agreements, including, but not limited to, the Offer and the Merger (collectively, the "Transactions").
                                                                 ------------
The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors and, no other corporate action on the part of the Company is necessary (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of a majority of the Shares) to authorize the execution and delivery by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the Transactions. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 3.5 Board Approvals. The Company Board of Directors, at a
                      ---------------
meeting duly called and held, has unanimously (i) determined that each of the Agreement, the Stock Option Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors to authorize the consummation of the Transactions, and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to the Purchaser pursuant to the Offer, and approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The action taken by the

Company Board of Directors constitutes approval of the Transactions (including each of the Offer and the Merger) by the Company Board of Directors under
Section 203 of the DGCL, and no other state takeover statute is applicable to the Transactions.

          Section 3.6 Required Vote. The affirmative vote of the holders of a
                      -------------
majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. No vote of any class or series of the Company's capital stock is necessary to approve any of the Transactions other than the Merger.

          Section 3.7 Consents and Approvals; No Violations. Except as set forth
                      -------------------------------------
in Section 3.7 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement and the Stock Option Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement or the Stock Option Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the Bylaws or similar organizational documents of the Company or any Company Subsidiary, state securities or blue sky laws or the DGCL, (ii) require any filing by the Company with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a "Governmental Entity") (except for (A) compliance with
                        -------------------
any applicable requirements of the Exchange Act, (B) any filings as may be required under the DGCL in connection with the Merger, (C) filings, permits, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any
                                                            -------
comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions, (D) the filing with the SEC and the Nasdaq Stock Market, Inc. of (1) the Schedule 14D-9, (2) a Proxy Statement if stockholder approval is required by law and (3) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions, or (E) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound and which provides for the payment to or from the Company in excess of $250,000 annually or $1,000,000 in the aggregate (the "Company
                                                                 -------
Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule
----------
or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (ii), (iii) or
(iv) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings, or (z) any such violations, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.8  Company SEC Documents and Financial Statements.  The
                       ----------------------------------------------
Company has filed with the SEC all forms, reports, schedules, statements and other documents required by it to be filed since March 31, 1999 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act")
                                                             --------------
(as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if
                   ---------------------
amended, as of the date of the last such amendment, the Company SEC Documents
(a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. All of the audited financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (collectively, the "Financial Statements") (i) have been prepared
                                  --------------------
from, are in accordance with, and accurately reflect the books and records of the Company and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and, as to the SEC Documents, with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods
                        ----
involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year-end adjustments) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

          Section 3.9  Absence of Certain Changes.  Except as contemplated by
                       --------------------------
this Agreement and except as set forth in Section 3.9 of the Company Disclosure

Schedule or in the Company SEC Documents filed prior to the date hereof, since December 31, 2000 (the "Balance Sheet Date"), each of the Company and each
                        ------------------
Company Subsidiary has conducted its respective business only in the ordinary course of business consistent with past practice, except as would not reasonably be expected to have a Company Material Adverse Effect. From the Balance Sheet Date through the date of this Agreement, neither the Company nor any Company Subsidiary has:

          (a) (i) suffered any Company Material Adverse Change, or (ii) become aware of any circumstances that would reasonably be expected to cause the Company to suffer any Company Material Adverse Change in the foreseeable future;

          (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business consistent with past practice, none of which exceeds $300,000;

          (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

          (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance, except for liens for (i) current taxes not yet due (ii) the interests of lessors under operating leases, (iii) purchase money liens or the interests of lessors under capital leases so long as such lien attaches only to the asset purchased or acquired and the proceeds thereof, (iv) liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, (v) liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (vi) liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money,
(vii) liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (viii) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existed or proposed structures or land use, (ix) statutory liens created by any leasehold interest in property, and (x) liens set forth in
Section 3.9(d) of the Company Disclosure Schedule (collectively, "Permitted
                                                                  ---------
Encumbrances");
------------

          (e) written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business consistent with past practice;

          (f) cancelled any debts or waived any claims or rights of material value;

          (g) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business consistent with past practice;

          (h) disposed of or permitted to lapse any rights to the use of any Intellectual Property (as defined in Section 3.17), or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of Parent any trade secret, formula, process, know-how or other Owned Intellectual Property (as defined in Section 3.17) not theretofore a matter of public knowledge;

          (i) except in the ordinary course of business consistent with past practice, granted any increase in the compensation or benefits of officers or employees (including any such increase pursuant to any bonus, pension, profitsharing or other plan, agreement or commitment) or any increase in the compensation or benefits payable or to become payable to any officer or employee, except in the ordinary course of business consistent with past practice, and no such increase is required by any agreement or understanding;

          (j) made any single capital expenditure or commitment in excess of $300,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $600,000 for additions to property, plant, equipment or intangible capital assets;

          (k) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Company Subsidiary;

          (l) (i) made any change in any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP or (ii) made any Tax election or changed any Tax election already made, adopted any Tax accounting method, changed any Tax accounting method, entered into any closing agreement or settled any claim or assessment relating to Taxes or consented to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

          (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors except for directors= fees, and compensation to officers in the ordinary course of business consistent with past practice; or

          (n) agreed, whether in writing or otherwise, to take any action described in this section.

          Section 3.10  No Undisclosed Liabilities.  Except (a) as disclosed
                        --------------------------
in the Financial Statements or the Company SEC Documents and (b) for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (ii) pursuant to the terms of this Agreement, (iii) as disclosed in Section 3.10(a) and Section 3.12 of the Company Disclosure Schedule, (iv) as disclosed in Section 3.11 of the Company Disclosure Schedule, or (v) as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company or any Company Subsidiary or in the notes thereto.
Section 3.10(b) of the Company Disclosure Schedule sets forth, as of the date hereof, the amount of the principal and unpaid interest outstanding under each instrument evidencing any material amount of indebtedness for borrowed money of the Company and the Company Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement or the Transactions.

          Section 3.11  Litigation.  Except as set forth in Section 3.11 of
                        ----------
the Company Disclosure Schedule, there is no suit, claim, action, proceeding, including, without limitation, arbitration proceeding or alternative dispute resolution proceeding, or investigation pending or, to the knowledge of the Company, threatened against, affecting or naming as a party thereto the Company or any Company Subsidiary before any Governmental Entity; and the Company's senior management does not know of any valid basis for any such suit, claim, action or proceeding.

          Section 3.12  Employee Benefit Plans; ERISA.  (a)  Except as
                        -----------------------------
disclosed in the Company SEC Documents, or in Section 3.12(a) of the Company Disclosure Schedule since the Balance Sheet Date through the date of this Agreement, there has not been any adoption or amendment (or an agreement to adopt or amend) in any material respect by the Company or any Company Subsidiary of any employment or consulting agreement, collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right or other stock-based incentive, retirement, vacation, severance, change in control or termination pay, disability, death benefit, hospitalization, medical or other insurance or any other plan, program, agreement, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer, consultant or director of the Company or any United States Company Subsidiary (collectively, the "Benefit Plans"). Except as disclosed in the Company SEC Documents, or in
     -------------
Section 3.12(a) of the Company Disclosure Schedule, there exist, as of the date hereof, no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any United States Company Subsidiary, and any current or former employee, consultant, officer or director of the Company.

          (b) Section 3.12(b) of the Company Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare
  -----                                      -------------
benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans sponsored, maintained, contributed to or required to be contributed to, by the Company or any Company Subsidiary or any person or entity that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each such other person or entity, a "Commonly
-----                                                         --------
Controlled Entity") for the benefit of any current or former employees,
-----------------
officers, consultants or directors of the Company or any Company Subsidiary. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, the Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the three most recent annual reports on Form

5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required (together with all Summaries of Material Modification issued with respect thereto), (iv) each trust agreement and group annuity contract relating to any Benefit Plan (v) the most recent actuarial valuation report with respect to each Benefit Plan (if any such report was required) and (vi) all material contracts and employee communications relating to each Benefit Plan. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, each Benefit Plan has, to the knowledge of the Company, been administered in accordance with its material terms. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, the Company, each of the United States Company Subsidiaries and all the Benefit Plans are all in material compliance with applicable provisions of ERISA, the Code and other applicable laws.

          (c) Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, a true, complete and correct copy of each such determination letter has been provided to Parent, and no such determination letter has been revoked nor has any event occurred since the date of the most recent determination letter or application therefor for each Pension Plan that would adversely affect its qualification or materially increase its costs.

          (d) Neither the Company, nor any Company Subsidiary, nor any Commonly Controlled Entity has at any time maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA, including without limitation any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, no current or former employee, officer, consultant or director of the Company or any Company Subsidiary will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting or any other enhancement of any compensation or benefits under any Benefit Plan as a result of the Transactions or the Stock Option Agreement.

          (f) Except as disclosed in Section 3.12 of the Company Disclosure Schedule, the deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowance under Section 280G or162(m) of the Code.

          (g) Except as disclosed in Section 3.12 of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) by any employee, consultant, officer or director of the Company or any Company Subsidiary under any employment, consulting, severance or termination agreement, other compensation arrangement or other Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 28OG(b)(1) of the Code). Except as disclosed in Section 3.12 of the Company Disclosure Schedule, no such person is entitled to receive any additional payment from the Company or any Company Subsidiary, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event
                                    --------------------------
that the excise tax of Section 4999(a) of the Code is imposed on such person. The Company Board of Directors has not granted to any officer, director, consultant or employee of the Company any right to receive any Parachute Gross-Up Payment.

          (h) No Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees, officers, consultants or directors of the Company, any Company Subsidiary or any Commonly Controlled Entity after retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death, termination of service, or retirement benefits under any Pension Plan,
(iii) deferred compensation benefits accrued as liabilities on the books of the Company, such Company Subsidiary or any Commonly Controlled Entity, (iv) benefits, the full cost of which is borne by the current or former employee, officer, consultant or director (or his beneficiary), (v) life insurance benefits for which the employee, officer, consultant or director dies while in service with the Company, or (vi) any stock options that may be exercised after termination of employment or the consulting engagement.

          (i) There are no pending or, to the Company=s knowledge, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary under any Benefit Plan or otherwise involving any Benefit Plan (other than routine and immaterial claims for benefits).

          (j) Except as set forth in Section 3.12(j) of the Company Disclosure Schedule, either the Company nor any Company Subsidiary, any Commonly Controlled Entity, any of the Benefit Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company or any Company Subsidiary could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) or ERISA or a tax imposed pursuant to section 4975, 4976, or 4980B of the Code.

          (k) With respect to each Benefit Plan that is subject to the laws or applicable customs or rules of relevant jurisdictions other than the United States, each such Benefit Plan has been administered at all times and in all material respects in accordance with its terms except as would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.13  Taxes.  (a)  Except as set forth in Section 3.13 of
                        -----
the Company Disclosure Schedule:

               (i) the Company and all Company Subsidiaries (x) have duly filed (or there have been filed on their behalf) with the appropriate Tax Authorities all material Tax Returns (as hereinafter defined) required to be filed by them, and such Tax Returns are true, correct and complete in all material respects, and (y) have duly paid in full (or there has been paid on their behalf), or have established reserves (in accordance with
     GAAP) as reflected on the Financial Statements, all material Taxes that are due and payable;

               (ii) there are no material liens for Taxes upon any property or assets of the Company or any Company Subsidiary thereof, except for liens for Taxes not yet due or for which adequate reserves have been established in accordance with GAAP;

               (iii) no material Federal, state, local or foreign Audits are pending with regard to any material Taxes or material Tax Returns of the Company or any Company Subsidiary and to the best knowledge of the Company and the Company Subsidiaries no such Audit is threatened;

               (iv) the Federal income Tax Returns of the Company and the Company Subsidiaries have been examined by the applicable Tax Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including December 31, 1997, and as of the date hereof no material adjustments have been asserted as a result of such examinations which have not been (x) resolved and fully paid, or (y) reserved on the Financial Statements in accordance with GAAP;

              (v) neither the Company nor any Company Subsidiary is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes, and

              (vi) neither the Company nor any Company Subsidiary has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) other than the affiliated group of which Company is the "parent" and is not subject to Treas. Reg. 1.1502-6 (or any similar provision under foreign, state, or local law) for any period other than in connection with the affiliated group of which the company is the "parent."

          (b) "Audit" means any audit, assessment, or other examination relating
               -----
to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all Federal, state, local, and
                     ---      -----
foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority"
                                                              -------------
means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax
                                                                          ---
Returns" mean all Federal, state, local, and foreign tax returns, declarations,
-------
statements, reports, schedules, forms, and information returns and any amendments thereto.

          Section 3.14  Contracts.  (a) Each Company Agreement is valid, binding
                        ---------
and enforceable and is in full force and effect, except where any failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Company Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not reasonably be expected to have a Company Material Adverse Effect. Section 3.14 of the Company Disclosure Schedule sets forth a true and complete list of (i) all material Company Agreements (defined as any agreement required to be filed as an Exhibit to an Annual Report on Form 10-K of the Company pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act) entered into by the Company or any Company Subsidiary since the Balance Sheet Date and all amendments to any Company Agreements included as an exhibit to the Company=s Annual Report on Form 10-K for the fiscal year ended the Balance Sheet Date and (ii) all non-competition agreements imposing restrictions on the ability of the Company or any Company Subsidiary to conduct business in any jurisdiction or territory.

          Section 3.15  Real and Personal Property.  (a)  Neither the Company
                        --------------------------
nor any Company Subsidiary owns any real property. Section 3.15(a) sets forth a complete list of all real property leased by the Company and the Company Subsidiaries (the "Real Property"). Except as disclosed in Section 3.15(a) of
                   -------------
the Company Disclosure Schedule, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

          (b) Except as disclosed in the Company SEC Documents, the Company and the Company Subsidiaries own, or hold under valid leases, free and clear of all Encumbrances except Permitted Encumbrances, all personal property, plants, machinery and equipment necessary for the conduct of the business of the Company and the Company Subsidiaries.

          Section 3.16  Potential Conflict of Interest.  Except as set forth
                        ------------------------------
in Section 3.16(a) of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since December 31, 2000, there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Except as set forth in Section 3.16(b) of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, no officer of the Company or any of any Company Subsidiary owns, directly or indirectly, any interest in (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly-held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Company; and no officer or director of the Company or any of Company Subsidiary (i) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any Company Subsidiary is using or the use of which is necessary for the business of the Company or any Company Subsidiary, (ii) has asserted any claim, charge, action or cause of action against the Company or any Company Subsidiary, except for immaterial claims for accrued vacation pay, accrued benefits under any Benefit Plans and similar matters and agreements existing on the date hereof, and the Company has no knowledge of any basis for such claims, charges, actions or causes of action, (iii) has made, on behalf of the Company or any Company Subsidiary, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of the Company or any Company Subsidiary, or, to the Company's knowledge, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies) or (iv) owes any money to the Company or any Company Subsidiary (except for reimbursement of advances in the ordinary course of business consistent with past practice).

          Section 3.17  Intellectual Property.  (a)  The Company and the
                        ---------------------
Company Subsidiaries own, or are validly licensed or otherwise have the right to use, free and clear of all Encumbrances, all patents, trademarks, trade secrets, trade names, service marks, copyrights, Internet domain names and any other intellectual property that are used in or necessary for the conduct of the business, as currently conducted or as planned to be conducted, of the Company and the Company Subsidiaries either individually or taken as a whole. Section 3.17(a) of the Company Disclosure Schedule is a true and complete list of all
(i) patents and patent applications , (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) copyright registrations, applications and renewals (v) material unregistered trademarks, service marks and copyrights, and (vi) Internet domain names and any applications therefor for the Company's websites (collectively, "Intellectual
                                                                 ------------
Property"), used or held for use in connection with the business of the Company
--------
or any Company Subsidiary, as currently conducted or as planned to be conducted. All such Intellectual Property (i) is owned by the Company, is valid, subsisting, in proper form and enforceable, and has been duly maintained (including the proper, sufficient and timely submission of all necessary filings and fees), (ii) has not lapsed, expired or been abandoned, (iii) to the knowledge of the Company, is not the subject of any opposition, interference, cancellation or other proceeding before any governmental registration or other authority in any jurisdiction, and (iv) is free and clear of any Encumbrances, except for Permitted Encumbrances.

          (b) Section 3.17(b) of the Company Disclosure Schedule is a true and complete list of all Intellectual Property licenses licensed from third parties and used or held for use in connection with the business of the Company or any Company Subsidiary, as currently conducted or as planned to be conducted ("IP
                                                                           --
Licenses").  The Company and the Company Subsidiaries are the owners of record
--------
of the Intellectual Property, free and clear of all Encumbrances. Except for oppositions and any other adversarial proceedings held in connection with the examination of patents and trademarks, there is no pending or threatened claim, suit, arbitration or other adversarial proceeding challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property. The Company and the Company Subsidiaries will continue to own the Intellectual Property free and clear of all Encumbrances except as is set forth in Section 3.17(a) of the Company Disclosure Schedule, and, except as is set forth in
Section 3.28(d) of the Company Disclosure

Schedule, will be licensed under the IP Licenses after consummation of the Offer and the Merger (consistent with their ownership and license rights prior to said consummation) and such consummation will not result in the breach of any license, sublicense or other agreement relating to the Intellectual Property.

          (c) Except as set forth in Schedule 3.17(c) of the Company Disclosure Schedule, no claim, suit, action or proceeding involving any infringement of, or conflict with, any intellectual property rights of any third party has been made or asserted against the Company or any Company Subsidiary in respect of the operation of the Company's or any Company Subsidiary's business. Further, to the Company's knowledge, the conduct by the Company and the Company Subsidiaries of the business as currently conducted or as planned to be conducted does not and will not infringe (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party.

          (d) To the knowledge of the Company, no person is infringing, or taking any action in conflict with, the rights of the Company or any Subsidiary with respect to any Intellectual Property. Except as set forth in Schedule 3.17(d), neither the Company nor any Company Subsidiary has licensed, or otherwise granted, to any third party, any rights in or to any Intellectual Property other than in the ordinary course of the Company's business of licensing applications software to resellers, OEM's, and end-users.

          (e)  The term "Company Computer Software" means other than off-the-
                         -------------------------
shelf applications that are owned by or exclusively licensed to the Company (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all world wide web sites of the Company or any Subsidiary. All Company Computer Software was (x) developed by employees of the Company or any Company Subsidiary within the scope of their employment, (y) developed on behalf of the Company or any Company Subsidiary by a third party, and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company or any Company Subsidiary pursuant to written agreements, or (z) licensed or acquired from third parties pursuant to written license agreements, assignments or other contracts in full force and effect and of which the Company or any Company Subsidiary are not in material breach. Except as set forth in Section 3.17(e) of the Company Disclosure Schedule, (x) no third party has had access to any of the source code for any of the Company Computer Software under clauses (i) or (ii) unless pursuant to a non-disclosure agreement hereof and (y) no act has been done or omitted to be done by the Company or any Company Subsidiary to impair or dedicate to the public or entitle any governmental entity to hold abandoned any of such Company Computer Software.

          (f) To the Company's knowledge, no trade secret, know-how or other confidential information relating to the Company or any Company Subsidiary has been disclosed or authorized to be disclosed to any employee or third party, other than pursuant to a non-disclosure agreement that reasonably protects the Company's interest in and to such confidential information.

          Section 3.18  Labor Matters.  (a) The Company and each Company
                        -------------
Subsidiary has good labor relations and there are no controversies pending, or to the knowledge of the Company, threatened between the Company or any Company Subsidiary, on the one hand, and any of their respective employees, on the other hand, which would have, individually or in the aggregate, a Company Material Adverse Effect. Since the Balance Sheet Date, there has been no labor union organizing any employees of the Company or any Company Subsidiary into one or more collective bargaining units.

          (b) Except as provided in Section 3.12(b) of the Company Disclosure Schedule, the Company and all Company Subsidiaries are, to the knowledge of the Company, in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practice.

          (c) Neither the Company nor any of its subsidiaries nor any of their respective employees, agents or representatives has committed an unfair labor practice as defined in the National Labor Relations Act and there is no unfair labor practice complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board.

          (d) Since December 31, 1998, there has been no and there is no actual or threatened labor dispute, strike, slowdown or work stoppage or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary.

          (e) Neither Company nor any of its Subsidiaries has received notice of any actual or threatened investigation, charge or complaint against Company or any of its Subsidiaries with respect to employees pending before the Equal Employment Opportunity Commission or any other Governmental Entity regarding an unlawful employment practice.

          (f) Company and each of its Subsidiaries is and has been in compliance with all notice and other requirements under the Workers' Adjustment and Retraining Notification Act.

          Section 3.19  Compliance with Laws.  Except as set forth in Section
                        --------------------
3.19 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof which affect the business, properties or assets of the Company and the Company Subsidiaries, except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have Company Material Adverse Effect, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any Company Subsidiary alleging any violation of any of the foregoing, except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.20  Product Warranties.  The Company provides for
                        ------------------
estimated warranty costs at the time software license fee revenue is recognized. With respect to each separately priced extended warranty contract, the Company defers the revenue therefrom and recognizes such revenue on a straight-line basis over the contract term. On a historical basis, the Company's warranty experience has, in the aggregate, been consistent with its warranty claims reserve.

          Section 3.21  Environmental Matters.  Except as set forth in Section
                        ---------------------
3.21 of the Company Disclosure Schedule, (a) the Company and the Company Subsidiaries are in compliance in all material respects with federal, state, local and foreign laws and regulations relating to pollution or protection or preservation of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances or hazardous waste, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("Materials of
                                                              ------------
Environmental Concern"), or otherwise relating to the generation, storage,
---------------------
containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon (collectively, "Environmental Laws"), and including, but not limited to, compliance with any
 ------------------
permits or other governmental authorizations or the terms and conditions thereof, except where noncompliance is not reasonably likely to have a Company Material Adverse Effect; (b) neither the Company nor any Company Subsidiary has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company or any Company Subsidiary or for which the any of them is responsible, and there is no pending or, to the Company's knowledge, no threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorneys' fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Company Subsidiary, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"), except where such notices, communications or
 --------------------
Environmental Claims would not reasonably be expected to have a Company Material Adverse Effect; and (c) to the Company's knowledge, there are no past or present facts or circumstances that are reasonably likely to form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or such Company Subsidiary have retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.22  Information in the Proxy Statement.  The Proxy
                        ----------------------------------
Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders and at the time of any meeting of Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or the Purchaser expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.23  Information in the Offer Documents and the Schedule
                        ---------------------------------------------------
14D-9.  The information supplied by the Company expressly for inclusion in the
-----
Offer Documents and the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by Parent or Purchaser for inclusion therein.

          Section 3.24  Opinion of Financial Advisor.  The Company has
                        ----------------------------
received the written opinion of U.S. Bancorp Piper Jaffray Inc., ("Piper
                                                                   -----
Jaffray") dated the date hereof, to the effect that, as of such date, the
-------
consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a copy of such opinion has been delivered to Parent and the Purchaser. The Company has been authorized by Piper Jaffray to permit the inclusion of such opinion in its entirety in the Offer Documents, the Schedule 14D-9 and the Proxy Statement, provided that Piper Jaffray shall have the right to review and approve in advance of filing the form and content of such opinion and any reference thereto contained in the Offer Documents and the Schedule 14D-9.

          Section 3.25  Insurance.  Each of the Company and each Company
                        ---------
Subsidiary has policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and the Company Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policies. Section 3.25(a) of the Company Disclosure Schedule reasonably identifies all material policies of fire, liability, workers' compensation, and other forms of insurance owned or held by the Company and each Company Subsidiary.

          Section 3.26  Brokers.  No broker, investment banker, financial
                        -------
advisor or other person, other than Piper Jaffray, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company or the Purchaser. True and correct copies of all agreements between the Company and Piper Jaffray, including, without limitation, any fee arrangements, are included in Section 3.26 of the Disclosure Schedule.

          Section 3.27  Personnel.  Section 3.27 of the Company Disclosure
                        ---------
Schedule sets forth a true and complete list of (a) the names and current salaries of all directors and elected and appointed officers of the Company, (b) the number of shares of the Company Stock owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons, and (c) the names of the directors and executive officers of each of the Company Subsidiaries.

          Section 3.28  Symantec License.  The Company has delivered to Parent
                        ----------------
and its counsel true and complete copies of that certain Software License Agreement by and among SalesLogix Corporation, Symantec Corporation and Symantec Limited (Symantec Limited and Symantec Corporation, collectively "Symantec")
                                                                  --------
dated as of December 6, 1999, as amended December 31, 1999, together with all associated exhibits, schedules, appendices, disclosure letters, bills of sales, certificates, and assignments, and the Ancillary Agreements (as defined therein) (collectively, the "Symantec License") and all correspondence between the
                    ----------------
parties to the Symantec License from and after December 6, 1999. With respect to the Symantec License: (x) no party thereto has been or is in any violation, breach or default with respect to any term, condition or provision thereunder, and there has neither been nor is there continuing any condition or event that could reasonably be expected to give rise to any right by any party thereto to terminate, amend, cancel, accelerate or otherwise modify, in any manner or degree whatsoever, any term, condition or provision thereunder; and (y) the Company has neither knowledge nor reason to believe that Symantec will (i) violate, breach or default with respect to any term, condition or provision thereunder, or (ii) seek to terminate, amend, cancel, accelerate or otherwise modify, in any manner or degree whatsoever, any term, condition or provision thereunder. The software products licensed pursuant to the Symantec License ("Licensed Products")
                                                     -----------------
incorporate certain third party software. Schedule 3.28(a) is a true and complete list of the third party software as incorporated into the Licensed Products as of December 6, 1999. Schedule 3.28(b) is a true and complete list of the third party software additionally incorporated into the Licensed Products since December 6, 1999. Schedule 3.28(c) is a true and complete list of the third party software removed from the Licensed Products since December 6, 1999. Except as set forth in Schedule 3.28(d), Company represents that it received all necessary consent(s), license(s) and/or sublicense(s) from the appropriate third parties to fully exercise its rights in the Licensed Products granted under the Symantec License. Company further represents that all of the foregoing consent(s), license(s), and/or sublicense(s) have been delivered to Parent. The shared technology licensed programs, including LiveUpdate, LiveReg, AboutBox, and EMS code are no longer incorporated in the Licensed Products. The support service for the Macintosh version of the Licensed Products has been outsourced to a third party, but no rights in the Licensed Products were granted with respect thereto.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

          Parent and the Purchaser jointly and severally represent and warrant to the Company as follows:

          Section 4.1  Organization.  Each of Parent and the Purchaser is a
                       ------------
corporation duly organized and validly existing under the laws of the jurisdiction of its respective incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, impair in any material respect the ability of each of Parent and the Purchaser, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the Transactions.

     Section 4.2    Authorization; Validity of Agreement; Necessary Action. Each
                    ------------------------------------------------------
of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the boards of directors of each of Parent and the Purchaser, and by Parent as the sole stockholder of the Purchaser, and no other corporate authority or approval on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.3    Consents and Approvals; No Violations. None of the
                    -------------------------------------
execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions, or compliance by Parent or the Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the organizational documents of Parent or the Certificate of Incorporation or Bylaws of the Purchaser, (b) require any filing by Parent or the Purchaser with, or permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filing pursuant to the DGCL, (iii) filings, permits, authorizations, consents and approvals as may be required under, and the HSR Act and comparable merger and notifications, laws or regulations of foreign jurisdictions, (iv) the filing or deemed filing with the SEC and the Nasdaq Stock Market, Inc. of (A) the Schedule TO, (B) the Proxy Statement, if stockholder approval is required by law and (C) such reports under
Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions, or (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws), or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries, or any of their properties or assets, except in the case of clause (b) or (c) such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of each Parent and the Purchaser to perform its obligations under this Agreement, as the case may be, or prevent or materially delay the consummation of any the Transactions.

     Section 4.4    Information in the Proxy Statement. None of the information
                    ----------------------------------
supplied by Parent or the Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     Section 4.5    Information in the Offer Documents. The Offer Documents will
                    ----------------------------------
comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents.

     Section 4.6    Brokers. No broker, investment banker, financial advisor or
                    -------
other Person, other than Deutsche Banc Alex. Brown, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

     Section 4.7    Financing. Purchaser has, and will have available to it upon
                    ---------
the consummation of the Offer, sufficient funds to consummate the Transactions, including payment in full for all Shares validly tendered into the Offer or outstanding at the Effective Time (and all related fees and expenses), subject to the terms and conditions of the Offer and this Agreement.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 5.1    Acquisition Proposals. The Company shall promptly notify
                    ---------------------
Parent and the Purchaser if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case in connection with any Acquisition Proposal (as hereinafter defined) indicating, in connection with such notice, the name of the Person making such Acquisition Proposal and the material terms and conditions of any proposals or offers. The Company agrees that it shall keep Parent and the Purchaser informed, on a current basis, of the status and terms of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" means any tender or exchange offer involving the Company,
 --------------------
any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

     Section 5.2    Interim Operations of the Company. The Company covenants and
                    ---------------------------------
agrees that, except (i) as expressly contemplated by this Agreement or the Stock Option Agreement, (ii) in the ordinary course of business consistent with past practice or (iii) as agreed in writing by Parent, after the date hereof, and prior to the earlier of (x) the termination of this Agreement in accordance with
Article VIII and (y) the time the designees of Parent have been elected to, and shall constitute a majority of, the Company Board of Directors pursuant to
Section 1.3 (the "Appointment Date"):
                  ----------------

     (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice, and each of the Company and the Company Subsidiaries shall use its commercially reasonable efforts to preserve its present business organization intact and maintain satisfactory relations with customers, suppliers, employees (except as noted in severance agreements or stay bonuses), contractors, distributors and others having business dealings with it;

     (b) the Company shall not, directly or indirectly, (i) except upon exercise of the Options or other rights to purchase Shares pursuant to the Option Plans outstanding on the date hereof or granted in compliance with this
Section 5.2, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any Company Subsidiary beneficially owned by it, (ii) amend its Certificate of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of the Company;

     (c) neither the Company nor any Company Subsidiary shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any Company Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of the Options outstanding on the date hereof or as permitted under this Agreement; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, or incur or modify any material indebtedness or other liability, other than in the ordinary course of business consistent with past practice; or (iv) redeem, purchase or otherwise acquire any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares except in connection with the exercise of repurchase rights or rights of first refusal in favor of the Company with respect to shares of Common Stock issued upon exercise of Options granted under the Option Plans;

     (d) except as provided in Section 5.2(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall make any change in the compensation or benefits payable or to become payable to any of its officers, directors, employees, agents or consultants (other than increases in wages to employees who are not directors or affiliates, in the ordinary course of business consistent with past practice) or to persons providing management services, enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

     (e) neither the Company nor any Company Subsidiary shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Company director, officer, employee, agent or consultant, whether past or present, except pay benefits under a Benefit Plan in the ordinary course of business consistent with past practice, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing; nor, except as provided in Section 2.4(b) with respect to the ESPP, will the Company or any Company Subsidiary offer, grant or issue any stock options;

     (f) the Company will not, in any material respect, modify, amend or terminate any of the Company Agreements, and neither the Company nor any Company Subsidiary shall waive, release or assign any material rights on claims under any of the Company Agreements;

     (g) neither the Company nor any Company Subsidiary will permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated without notice to Parent;

     (h) except as permitted under Section 7.1 of that certain Loan and Security Agreement dated March 16, 2001 between the Company and Foothill Capital Corporation as in effect on the date hereof (the "Foothill Agreement," true and
                                                  ------------------
complete copies of which have been provided to Parent and its counsel, as amended to the date hereof) neither the Company nor any Company Subsidiary will
(i) incur or assume any long-term or short-term indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate). Notwithstanding the foregoing, the Company shall not, without the prior consent of Parent, make any investment within the meaning of clause (d) of the definition of "Permitted Investment" in the Foothill Agreement, nor shall it enter into any guarantees for the obligations of any of its Subsidiaries other than general guarantees, not to exceed one year, for the obligations of its international subsidiaries that may required as part of a statutory audit.;

     (i) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP or (ii) make any Tax election or change any Tax election already made, adopt any Tax accounting method, change any Tax accounting method, enter into any closing agreement or settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

     (j) neither the Company nor any Company Subsidiary will pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business consistent with past practice, or of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

     (k) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

     (l) neither the Company nor any Company Subsidiary will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII or any of the conditions to the Offer set forth in Annex I not being satisfied, or would make many representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

     (m) neither the Company nor any Company Subsidiary will enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose, in writing or announce an intention to do any of the foregoing.

     Section 5.3    No Solicitation. (a) The Company agrees that it shall
                    ---------------
immediately cease and cause to be terminated all existing discussions, negotiations and communications with any Persons with respect to any Acquisition Proposal. Except as provided in Section 5.3(b), from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants or other agents (collectively, "Representatives") to directly or indirectly (i) initiate,
                ---------------
solicit or knowingly encourage, or knowingly take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company's authorized Representatives shall be deemed to be a breach of this Agreement by the Company. Notwithstanding the foregoing, nothing contained in this Section 5.3 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (x) taking and disclosing to the Company's stockholders its position with respect to tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (y) making such disclosure to the Company's stockholders as in the good-faith judgment of the Company Board of Directors, only after receipt of advice from outside legal counsel to the Company that such disclosure is required under applicable law and that the failure to make such disclosure is reasonably likely to cause the Company Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law, is required, or (z) otherwise complying with its fiduciary duties to stockholders.

     (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, dated February 22, 2000 entered into between Parent and the Company (the "Confidentiality Agreement") and may negotiate and
                             -------------------------
participate in discussions and negotiations with such Person concerning an Acquisition Proposal if, but only if, (x) such Acquisition Proposal provides for consideration to be received by the holders of all, but not less than all, of the issued and outstanding Shares; (y) such entity or group has on an unsolicited basis, and in the absence of any violation of this Section 5.3 by the Company, submitted a bona fide written proposal to the Company relating to any such transaction which the Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, involves consideration to the holders of the Shares that is superior to the consideration offered pursuant to the Offer and otherwise represents a superior transaction to the Offer and the Merger and which is not conditioned upon obtaining additional financing, and (z) in the good faith opinion of the Company Board of Directors, only after consultation with outside legal counsel to the Company, providing such information or access or engaging in such discussions or negotiations is in the best interests of the Company and its stockholders and the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x), (y) and (z) being referred to herein as a "Superior Proposal"). The Company shall promptly, and in
                         -----------------
any event within one business day following receipt of a Superior Proposal and prior to providing any such party with any material non-public information, notify Parent of the receipt of the same. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other party.

     (c) Except as set forth herein, neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Transactions, to Parent or to the Purchaser, the approval or recommendation by the Company Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company Board of Directors may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal (other than a confidentiality agreement entered into in compliance with the terms of Section 5.3(b)), in each case at any time after the fourth business day following the Company's delivery to Parent of written notice advising Parent that the Company Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided, however, that the Company shall not enter into
                        --------
an agreement with respect to a Superior Proposal unless the Company shall also have terminated this Agreement in compliance with Section 5.3(d). Any such withdrawal, modification or change of the recommendation or the Company Board of Directors, the approval or recommendation or proposed approval or recommendation of any Superior Proposal or the entry by the Company into any agreement with respect to any Superior Proposal shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state law to be inapplicable to the Transactions, including each of the Offer, the Merger, the Stock Option Agreement and the Shareholder Agreement.

     (d) The Company may terminate this Agreement and enter into a letter of intent, agreement-in- principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to such Superior
                     ---------------------
Proposal, provided that, prior to any such termination, (i) the Company has provided Parent written notice that it intends to terminate this Agreement pursuant to this Section 5.3(d), identifying the Superior Proposal then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Superior Proposal in the form to be entered into, (ii) during the period following the delivery of the notice referred to in clause (i) above, during which Parent shall have the right to propose adjustments in the terms and conditions of this Agreement and the Company shall have caused its financial and legal advisors to negotiate with Parent in good faith such proposed adjustments in the terms and conditions of this Agreement,
(iii) at least four full business days after the Company has provided the notice referred to in clause (i) above, the Company delivers to Parent (A) a written notice of termination of this Agreement pursuant to this Section 5.3(d), and (B) a cashier's check in the amount of the Termination Fee (as defined in Section 8.2(b)) plus the reasonable out-of-pocket expenses of Parent and Purchaser as set forth in Section 8.2(b), as the same may have been estimated by Parent in good faith prior to the date of such delivery (subject to an adjustment payment between the parties upon Parent's definitive determination of such expenses),
(C) a written acknowledgment from the Company that (x) the termination of this Agreement and the entry into the Acquisition Agreement for the Superior Proposal will be a "Triggering Event" as defined in the Stock Option Agreement and (y) the Stock Option Agreement shall be honored in accordance with its terms, and
(D) a written acknowledgment from each other party to such Superior Proposal that it is aware of the substance of the Company's acknowledgment under clause
(C) above, and waives any right it may have to contest the matters thus acknowledged by the Company and each such stockholder or the validity or enforceability of any of the terms and conditions of this Agreement, the Stock Option Agreement or the Shareholder Agreement.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1    Proxy Statement. As promptly as practicable after the
                    ---------------
consummation of the Offer and if required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use its reasonable efforts to respond promptly to any comments made by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. In such event, the Proxy Statement shall contain the recommendation of the Company Board of Directors in favor of the Merger.

     Section 6.2    Meeting of Stockholders of the Company. In connection with
                    --------------------------------------
the Special Meeting, if any, the Company shall use its reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger, and shall take all other action necessary or, in the reasonable opinion of the Purchaser, advisable to secure any vote or consent of such stockholders required by the DGCL and the Company's Certificate of Incorporation to effect the Merger. The Purchaser agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

     Section 6.3    Additional Agreements. Subject to the terms and conditions
                    ---------------------
as herein provided, the Company, Parent and Purchaser shall each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex I attached hereto and in
Article VII, and to consummate and make effective the Merger and the other Transactions. Each of the parties hereto agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions; provided; that nothing contained in this Section 6.3 shall require
              --------
any party to waive or exercise any right hereunder which is waivable or exercisable in the sole discretion of such party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use all commercially reasonable efforts to take, or cause to be taken, all such necessary actions.

     Section 6.4    Notification of Certain Matters. The Company shall give
                    -------------------------------
prompt notice to the Purchaser and the Purchaser shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer (except to the extent it refers to a specific date) and (b) any material failure of the Company, the Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any
                                   --------
notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

     Section 6.5    Access; Confidentiality. From the date hereof until the
                    -----------------------
Effective Time, upon reasonable notice and subject to the terms of the Confidentiality Agreement, the Company shall (and shall cause each of the Company Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent and the Purchaser, reasonable access, during normal business hours throughout the period prior to the Appointment Date, to all of its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of the Company Subsidiaries to), subject to any limitations imposed by law with respect to records of employees, furnish promptly to Parent and the Purchaser (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent or the Purchaser may reasonably request. After the Appointment Date, the Company shall provide Parent or the Purchaser and such persons as Parent or the Purchaser shall designate with all such information as is in Company's possession or control and as Parent or the Purchaser shall reasonably request, at such time as Parent or the Purchaser shall reasonably request. Unless otherwise required by law or regulation (including stock exchange rules) and until the Appointment Date, Parent and the Purchaser will hold any such information which is non-public in confidence in accordance with the terms of the Confidentiality Agreement (except as may be required by law or by any listing agreement with or by the listing rules of the London Stock Exchange) and, in the event this Agreement is terminated for any reason, Parent or the Purchaser shall promptly return or destroy such information in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 6.5 shall affect any representation or warranty made by the parties hereunder.

     Section 6.6    Consents and Approvals. (a) Each of Parent, the Purchaser
                    ----------------------
and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and, subject to such confidentiality agreements as may be reasonably necessary or requested, furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser shall, and shall cause respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

     (b) Each of the Company, the Purchaser and Parent shall take all reasonable actions necessary to file as soon as practicable following the date hereof notifications under the HSR Act, or under comparable merger notification laws under foreign jurisdictions, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any authorities of such other foreign jurisdictions for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust or competition matters. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither Parent nor the Company shall be required to divest or hold separate or otherwise take or commit to take any action that limits Parent's or Company's freedom of action with respect to, or their ability to retain, the Company or any material portions thereof or any of the businesses, product lines, properties or assets of the Company.

     Section 6.7    Publicity. The initial press release with respect to the
                    ---------
execution of this Agreement shall be a joint press release acceptable to Parent and the

Company. Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Offer, the Merger or this Agreement without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with or listing rules of a national securities exchange or trading market or by the listing rules of The London Stock Exchange, in which case, the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing such press release or making such public announcements.

     Section 6.8    Directors' and Officers' Insurance and Indemnification. (a)
                    ------------------------------------------------------
For a period of six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation (or any successor to the Surviving Corporation) to, indemnify, defend and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party")
                                                           -----------------
against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable provisions of the DGCL, the terms of the Company's Certificate of Incorporation or the Bylaws, and under any agreements as in effect at the date hereof (true and correct copies of which have been previously provided to Parent) including rights to reimbursement or advancement of expenses and exculpation from liability; provided, however, that
                                                        --------
in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

     (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a
                                                        -------------
period of not less than six years after the Effective Time; provided, however,
                                                            --------
that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, that if the existing D&O Insurance expires or is
             --------
terminated or cancelled during such period, then Parent or the Surviving Corporation shall use all reasonable efforts to obtain substantially similar D&O Insurance of at least the same coverage containing terms and conditions that are not materially less advantageous;

provided further, however, that in no event shall Parent be required to pay
--------
aggregate premiums for insurance under this Section 6.8(b) in excess of 150% of the average of the aggregate premiums paid by the Company for periods subsequent to May 27, 1999 on an annualized basis for such purpose (the "Average Premium"),
                                                              ---------------
which true and correct amounts are set forth in Section 6.8(b) of the Company Disclosure Schedule; and provided, further, that if Parent or the Surviving
                         --------
Corporation is unable to obtain the amount of insurance required by this Section 6.8(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 150% of the Average Premium.

     Section 6.9    Purchaser Compliance. Parent shall cause the Purchaser to
                    --------------------
comply with all of its obligations under this Agreement.

     Section 6.10   Reasonable Efforts. (a) Prior to the Closing, upon the terms
                    ------------------
and subject to the conditions of this Agreement, the Purchaser and the Company agree to use their respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary and appropriate, under applicable laws to consummate and make effective the Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

     (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions unless otherwise prohibited by law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of the Transactions, the Company shall use its commercially reasonable efforts to effect such transfers.

     (c) Notwithstanding the foregoing, nothing in this Agreement shall require the Purchaser to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the Transactions.

     Section 6.11   State Takeover Laws. If any state takeover statute becomes
                    -------------------
or is deemed to become applicable to the Company, the Offer, the acquisition of Shares pursuant to the Offer, or the Merger, then the Company Board of Directors shall, subject to its fiduciary duties as advised of the same by its counsel, use its reasonable efforts to cause such statute to be inapplicable to the foregoing.

     Section 6.12   Interim Directors. Pursuant to Section 1.3(b), the Company
                    -----------------
shall use its reasonable efforts to cause a sufficient number of its current directors to continue as Independent Directors of the Company until the Effective Time.

     Section 6.13   Symantec License. With respect to the Symantec License, the
                    ----------------
Company shall use its reasonable efforts to (a) take appropriate actions to prevent any violation, breach or default by the Company of any term, condition or provision thereunder, (b) enforce all of the Company's rights and benefits thereunder, and (c) maintain a mutually-satisfactory relationship with Symantec with respect thereto. The Company shall not waive, release or assign any rights thereunder. The Company will use its reasonable efforts to assist Parent in obtaining from Symantec (a) a certificate with respect to the Symantec License in form reasonably satisfactory to Parent and its counsel, to the effect that, upon consummation of the Transactions, Parent will be entitled to all of the Company's current rights and benefits under the Symantec License, and (b) such other assurances by Symantec with respect to the Symantec License as Parent may reasonably request.

                                  ARTICLE VII

                                  CONDITIONS

     Section 7.1    Conditions to Each Party's Obligations to Effect the Merger.
                    -----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser and the Company, as the case may be, to the extent permitted by applicable law:

     (a)  Stockholder Approval. The Merger and this Agreement shall have been
          --------------------
approved and adopted by the requisite vote of the holders of the Shares, to the extent required pursuant to the requirements of the Certificate of Incorporation and the DGCL.

     (b)  Statutes; Court Orders. No statute, rule or regulation shall have been
          ----------------------
enacted or promulgated by any United States or United Kingdom Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing consummation of the Merger; and

     (c)  Purchase of Shares in Offer. The Purchaser shall have purchased, or
          ---------------------------
caused to be purchased, Shares pursuant to the Offer; provided, however, that
                                                      --------
this condition shall be deemed to have been satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Shares validly tendered pursuant to the Offer in violation of the terms of the Offer or of this Agreement; and

     (d)  HSR Approval. The applicable waiting period under the HSR Act and any
          ------------
comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions shall have expired or been terminated.

     Section 7.2    Conditions to Obligations of Parent and the Purchaser to
                    --------------------------------------------------------
Effect the Merger. The obligations of Parent and the Purchaser to effect the
-----------------
Merger shall be subject to the additional condition, which may be waived in whole or in part by Parent or the Purchaser to the extent permitted by applicable law; that all actions contemplated by Section 2.4 shall have been taken.

                                 ARTICLE VIII

                                  TERMINATION

     Section 8.1    Termination. This Agreement may be terminated and the
                    -----------
Transactions may be abandoned at any time before the Effective Time, whether before or after stockholder approval thereof:

     (a)  By mutual written consent of Parent and the Company; or

     (b) By (i) Parent if the Minimum Condition shall not have been satisfied by the Initial Expiration Date (including any extensions thereof) provided,
                                                                  --------
however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) if it or the Purchaser is in material breach of its representations and warranties, covenants or other obligations under this Agreement and such breach has been the cause of, or resulted in, such failure to satisfy the Minimum Condition; or (ii) by the Company (A) if the Offer has not commenced within seven business days of the execution of this Agreement, or (B) the Offer (including any extensions thereof) shall have expired without any Shares being accepted for purchase thereunder by the Purchaser, or (C) if prior to the acceptance for Purchase of Shares pursuant to the Offer, there has been a material breach by either Parent or the Purchaser of any representation, warranty, covenant or agreement set forth herein (and such breach is not reasonably capable of being cured within 30 days of notice thereof); provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement; or

     (c) By either Parent or the Company (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the Transactions, the Stock Option Agreement or the Shareholder Agreement, (ii) prior to the purchase of Shares pursuant to the Offer, if there has been a willful breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which breach shall result in any condition set forth in Annex I not being satisfied (and such breach is not reasonably capable of being cured and such condition is not reasonably capable of being satisfied within ten days after the receipt of notice thereof), or (iii) if the Merger has not been consummated by September 26, 2001; provided, however, that the right to terminate this
                    --------
Agreement pursuant to this clause (iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date; or

     (d) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Company Board of Directors shall have withdrawn, modified, or changed its recommendation in respect of this Agreement or the Offer in a manner adverse to the Transactions, to the Parent or to the Purchaser, (ii) the Company Board of Directors shall have recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Proposal, (iii) the Company shall have exercised a right with respect to a Superior Proposal referenced in
Section 5.3(b) and shall, directly or through its representatives, continue discussions with any third party concerning a Superior Proposal for more than ten days after the date of receipt of such Superior Proposal, (iv) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within ten business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed,(v) the Company shall have violated or breached any of its obligations under Section 5.3, or (vi) any Person other than Parent or Purchaser shall have become the beneficial owner of more than ten percent of the Shares (either on a primary or a fully-diluted basis); or

     (e)  By the Company pursuant to Section 5.3(d).

     Section 8.2    Effect of Termination. (a) In the event of the termination
                    ---------------------
of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in Sections 6.5(a), 8.2 and
9.3 and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

     (b) If (i) Parent shall have terminated this Agreement pursuant to Section 8.1(d), (ii) the Company shall have terminated this Agreement pursuant to
Section 8.1(e), or (iii) both (x) Parent shall have terminated this Agreement pursuant to Section 8.1(c)(ii) and (y) following the date hereof but prior to such termination there shall have been an Acquisition Proposal, then the Company shall pay to Parent promptly, but in no event later than two business days after the date of such termination if pursuant to Section 8.1(c)(ii) or Section 8.1(e), a termination fee (the "Termination Fee") of $7,875,000 plus an amount,
                                ---------------
not in excess of $1,500,000, equal
to the Purchaser's reasonable actual and documented out-of-pocket expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, which amount shall be payable by wire transfer to such account as Parent may designate in writing to the Company. The Company shall not withhold any United States withholding taxes on any payment under this Section 8.2.

     Section 8.3    Indemnity.
                    ---------

     (a) Subject to the provisions of this Section 8.3, Parent hereby agrees to indemnify the Company and its officers and directors with respect to any liability for United States federal withholding taxes (including any interest, additions to tax, or penalties related thereto) with respect to the payment by the Company to Parent of the Termination Fee described in Section 8.2 of this Agreement and with respect to any payment under Section 1.5 of the Option Agreement ("Possible Withholding Taxes").
            --------------------------

     (b) If the Company is notified, in writing, as part of an audit or other administrative proceeding related to taxes (a "Contest"), that the Internal
                                               -------
Revenue Service is asserting a claim for Possible Withholding Taxes, then (i) the Company shall promptly notify Parent of such claim in writing, (ii) the Company shall permit Parent, at Parent's own cost and expense, to control that portion of the Contest related to Possible Withholding Taxes, including the execution of any powers-of-attorney or similar documents necessary for Parent to control such portion of the Contest; provided that in executing such powers-of-attorney or similar documents, the Company and Parent agree that such powers shall be limited to such portion of the Contest, and (iii) the Company shall not settle or otherwise compromise such portion of the Contest related to Possible Withholding Taxes without the prior written consent of Parent which consent shall not be unreasonably withheld. If Parent does not assume control under
Section 8.3(b)(ii) above, then Parent shall reimburse the Company promptly upon demand for reasonable out-of-pocket expenses incurred in connection with that portion of a Contest related to Possible Withholding Taxes. Parent must inform the Company of all terms of any proposed settlement prior to settling that portion of the Contest related to Possible Withholding Taxes and, if the Company objects to Parent entering into such settlement, Parent shall pay to the Company the amount that would be payable by Parent under Section 8.3(a) if such settlement were entered into and upon payment of such amount, any liability of Parent under this Section 8.3 shall terminate. Parent shall keep the Company informed of material developments in that portion of the Contest that is controlled by Parent. Further, without the prior written consent of Parent, the Company shall not take any position on any tax return or similar filing that Possible Withholding Taxes may be due and owing, unless such position is required by law pursuant to a final determination. Neither the Company nor its officers, employees, representatives, or affiliates shall take any action that prejudices the defense by Parent of any claim subject to indemnification hereunder. Parent and the Company shall (i) provide, or cause to be provided, to each other, the assistance of officers, employees, representatives and affiliates, or such assistance as may reasonably be requested by any of them in connection with the portion of the Contest related to Possible Withholding Taxes and (ii) retain, or cause to be retained, for so long as the taxable year in which a payment was made by the Company to Parent shall remain open for adjustments, any records or information which may be relevant to any Tax Returns or Audits for such taxable year related to Possible Withholding Taxes. If the Company fails to comply with any of the provisions set forth in this Section 8.3(b), Parent shall be relieved of any obligation under Section 8.3(a) to the extent of any actual prejudice suffered by Parent as a result of such failure.

          (c) In connection with the payment of a Termination Fee under Section 8.2(b) or a payment under Section 1.5 of the Option Agreement, Parent shall provide a Form 1001 or similar form on a protective basis certifying that if the payment of a Termination Fee under Section 8.2(b) or a payment under Section 1.5 of the Option Agreement were deemed to be United States source income, such payments would be exempt from withholding tax under the United Kingdom-U.S. Income Tax Treaty as in effect as of the date any such payment is made.

                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1   Amendment and Modification. Subject to applicable law
                        --------------------------
and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the approval of this Agreement by the stockholders, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 9.2   Non-survival of Representations and Warranties. None of
                        ----------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the acceptance for payment, and payment for, the Shares by the Purchaser pursuant to the Offer.

          Section 9.3   Expenses. Except as expressly set forth in Section
                        --------
8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs and expenses except that any transfer, stamp or similar taxes shall be borne by Parent.

          Section 9.4   Notices. All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or the Purchaser, to:

               The Sage Group plc
               Sage House
               Benton Park Road
               Newcastle upon Tyne
               NE7 7LZ
               Attention: Paul Walker
               Telephone No.: (44 191) 255-3003
               Facsimile No.: (44 191) 255-0306

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               525 University Avenue
               Palo Alto, California 94301
               Attention: Kenton J. King, Esq.
                          Marc R. Packer, Esq.
               Telephone: (650) 470-4500
               Facsimile: (650) 470-4570

                        and

          (b)  if to the Company, to:

               Interact Commerce Corporation
               Suite 200
               8000 N. Gainey Center Drive
               Scottsdale, Arizona 85258
               Attention: Patrick Sullivan
               Telephone No.: (480) 368-3704
               Facsimile No.: (480) 368-3797

               with a copy to:

               Osborn Maledon, P.A.
               21/st/ Floor
               2929 N. Central Avenue
               Phoenix, Arizona 85012
               Attention: Thomas H. Curzon, Esq.
               Telephone No.: (602) 640-9308
               Facsimile No.: (602) 640-6067

          Section 9.5   Interpretation. When a reference is made in this
                        --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          Section 9.6   Counterparts. This Agreement may be executed manually or
                        ------------
by facsimile by the parties hereto, or xerographically or electronically by their respective attorneys, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

          Section 9.7   Entire Agreement; No Third-Party Beneficiaries. This
                        ----------------------------------------------
Agreement and the Confidentiality Agreement:

          (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this

Agreement shall supersede any conflicting provisions of the Confidentiality Agreement), and

          (b) except as provided in Sections 2.4 and 6.8, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 9.8   Severability. If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

          Section 9.9   Governing Law. This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof, provided, however, that
                                                      --------
the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

          Section 9.10   Assignment. This Agreement shall not be assigned by any
                         ----------
of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) to Parent and one or more direct or indirect wholly-owned Subsidiaries of Parent, or (iii) to one or more direct or indirect wholly-owned Subsidiaries of Parent (each, an "Assignee"). Any such Assignee may thereafter assign, in its sole
           --------
discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees.
Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        THE SAGE GROUP PLC



                                        By   ________________________________
                                             Name:
                                             Title:


                                        ISAIAH ACQUISITION CORP.



                                        By   ________________________________
                                             Name:
                                             Title:


                                        INTERACT COMMERCE CORPORATION



                                        By   ________________________________
                                             Name:
                                             Title:


       Signature page to Agreement and Plan of Reorganization and Merger

                                                                         ANNEX I


          Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any validly tendered Shares unless the Minimum Condition shall have been satisfied. Furthermore, notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any validly tendered Shares if, at the scheduled expiration date (i) any applicable waiting periods under the HSR Act and any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions have not expired or terminated prior to termination of the Offer, or (ii) any of the following events shall occur, or shall be deemed by Purchaser to have occurred, and be continuing:

          (a) there shall be threatened in writing or pending any suit, action or proceeding by any United States or United Kingdom Governmental Entity against the Purchaser, Parent, the Company or any Company Subsidiary (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's and the Company Subsidiaries' businesses or assets, taken as a whole, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

          (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the London Stock Exchange, the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the United Kingdom (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or the United Kingdom, (iv) any limitation (whether or not mandatory) by any United States or United Kingdom Governmental Entity on the extension of credit generally by banks or other financial institutions;

          (d) any of the representations and warranties of Company contained in this Agreement shall not be true and correct in all material respects as of the date of such determination, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except where the failure to be so true and correct would not, in the aggregate, be reasonably likely to have a Company Material Adverse Effect; provided, however, that except with respect to a willful breach of any representation and warranties by the Company (in which case this proviso shall not apply), the condition contained in this paragraph (d) shall not be deemed to have failed unless (i) the Company fails to cure such breach within ten (10) days after receiving written notice of same from Purchaser or Parent, and (ii) the aggregate effect all such breaches would be reasonably likely to be significant to the Company (taking into account the criteria set forth in Rule 1-02(w) of Regulation S-X);

          (e) the Company Board of Directors or any committee thereof shall have (i) withdrawn, or modified or changed in a manner adverse to the

Transactions, to the Parent or to the Purchaser (including by amendment of the Schedule 14D-9), its recommendation of the Offer, the Merger Agreement, or the Merger, (ii) recommended any Acquisition Proposal, (iii) resolved to do any of the foregoing or (iv) taken a neutral position or made no recommendation with respect to another proposal or offer (other than by Parent or the Purchaser) after a reasonable amount of time (and in no event more than 10 business days following receipt thereof) has elapsed for the Company Board of Directors or any committee thereof to review and make a recommendation with respect thereto;

          (f) the Company shall have materially breached or failed, in any material respect, to perform or to comply with any material agreement or material covenant to be performed or complied with by it under this Agreement, except where such breach is not willful and would not, in the aggregate, be reasonably likely to have a Company Material Adverse Effect; provided, however, that the condition contained in this paragraph (f) shall not be deemed to have failed if (i) such breach is curable and (ii) the Company has cured such breach within ten (10) days after receiving written notice of same from Purchaser or Parent;

          (g) the Purchaser shall have failed to receive a certificate executed by the Company's President or a Vice President of the Company on behalf of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (d), (e) and (f) of this Annex I have not occurred;

          (h) all consents, permits and approvals of Governmental Authorities and other persons listed in Section 3.7 of the Company Disclosure Schedule and identified with an asterisk shall not have been obtained;

          (i) the Merger Agreement shall have been terminated in accordance with its terms;

          The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition, and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time and in the sole discretion of Parent or the Purchaser, subject in each case to the terms of this Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

          The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is annexed.
XXIXII12.112.2(a)(b)(c)(i)

                                      A-4